Exhibit 5.1

August 12, 2013

WageWorks, Inc.

1100 Park Place, 4th Floor

San Mateo, California 94403

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by WageWorks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”), of up to an aggregate of 7,236,356 of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock” and such Common Stock issued and sold by the Company, the “Company Securities”). The Registration Statement also relates to the proposed sale by the selling stockholders to be identified in the Registration Statement (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement, of up to an aggregate of 7,236,356 of shares of Common Stock (the “Selling Stockholder Securities,” and together with the Company Securities referred to herein as the “Securities”) provided that the Securities do not exceed an aggregate of 7,236,356 of shares of Common Stock.

The shares of Common Stock are to be sold pursuant to a purchase, underwriting, placement agency or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) a prospectus supplement will have been filed with the

WageWorks, Inc.

August 12, 2013

Commission describing the Securities offered thereby; (vi) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholders, as applicable, and the other parties thereto; and (ix) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based on such examination, we are of the opinion that:

1. with respect to shares of Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable; and

2. with respect to shares of the Selling Stockholders Securities, the Selling Stockholders Securities have been duly authorized and are validly issued, fully paid and nonassessable; provided, however, with respect to those shares of Common Stock to be sold by certain Selling Stockholders that will be issued upon the exercise of vested options prior to such sale, such Common Stock will be validly issued, fully paid and nonassessable upon exercise and payment in compliance with the terms of the options pursuant to which such shares of Common Stock are to be issued prior to the completion of this offering.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

WageWorks, Inc.

August 12, 2013

Attorneys at our firm are admitted to the practice of law in the States of New York and California, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

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WageWorks, Inc.

August 12, 2013

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.